                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 2002, with respect to the financial statements of Goodman Fielder Limited included in Amendment No. 2 to the Registration Statement (Form F-4 No. 333-107460) and related Prospectus of Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc. and Burns, Philp & Company Limited for the registration of $100,000,000, 9 1/2% Series B Senior Notes due 2010.

                                       /s/ Ernst & Young


Sydney, Australia
March 12, 2004